SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement
☐	Confidential, For Use Commission Only (as of the permitted by Rule 14a-6(e) (2))
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Section 240.14a-12

Hudson Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total Fee Paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

HUDSON TECHNOLOGIES, INC.

PO Box 1541, One Blue Hill Plaza

Pearl River, New York 10965

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, SEPTEMBER 17, 2014

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Hudson Technologies, Inc. (the “Company”), dated August 12, 2014, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, September 17, 2014. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about September 4, 2014.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

HUDSON TECHNOLOGIES, INC.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 17, 2014

To the Shareholders of HUDSON TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the “Company”) has been changed. The Annual Meeting will now be held on Wednesday, September 17, 2014 at 10:00 A.M., local time at the Holiday Inn Orangeburg, 329 Route 303, Orangeburg, New York 10962.

By Order of the Board of Directors

Stephen P. Mandracchia
Secretary
September 4, 2014

You may obtain directions to the Holiday Inn Orangeburg by contacting the Holiday Inn Orangeburg at (845) 359-7000, or by accessing their website at www.hiorangeburg.com.